PUBLIC PROJECT REIMBURSEMENT AGREEMENT

THIS AGREEMENT FOR INITIAL FEASIBILITY STUDY SERVICES ("Agreement"') is made effective December 1,2010 (the "Effective Date") by and between Las Vegas Railway Express, Inc ("Client") and Union Pacific Railroad Company, a Delaware corporation("UPRR").

WHEREAS, Client has expressed an interest in proceeding with an initial feasibility study for establishing passenger rail operations between the interchange with the Burlington Northern Railway at Daggett. California to the former Amtrak station in Las Vegas, Nevada: and

WHEREAS, Client desires to engage UPRR to provide certain services to permit Client to conduct a preliminary evaluation of the feasibility of the Project;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby covenant and agree as follows:

1.          Scope of Services. Client has engaged UPRR to perform services in connection with the Project, which may include provision of preliminary engineering services, developing cost estimates and reviewing preliminary layouts, any or all of the services set forth on Exhibit A, or such other related services as are agreed upon by the parties (the "Services"). The Services may be performed directly by UPRR or by a UPRR contractor.

2.           Fees and Payments.   Client shall reimburse UPRR for all Costs (as defined below), in an amount not to exceed [$115.000] (One Hundred Fifteen Thousand Dollars) (the "Maximum Cost") related to UPRR's performance of the Services. On the date of execution of this Agreement, UPRR may require that Client provide a refundable deposit to UPRR (the "Deposit").  If a Deposit is required, the amount of the Deposit will be set forth on Exhibit A hereto. To the extent that Services are performed by UPRR, the Deposit will be applied against the total Cost of such Services plus Taxes (as defined below). Notwithstanding the foregoing, if the total Cost of the Services plus Taxes is less than the Deposit amount, the parties agree that UPRR shall refund the difference to Client. If UPRR is required to pay or collect any federal, state, local, sales and use, value-added, goods and services, or any other similar taxes and/or duties imposed on the Services provided as a result of this Agreement including, but not limited to, faxes and/or duties imposed on the Services or on tangible/intangible property consumed in, or acquired for, the provisioning of the Services, then such taxes and/or duties shall be invoiced to and paid by Client pursuant to the terms herein; provided, however, that Client shall not be required to pay any taxes based on UPRR's net income. For purposes of this agreement, "Taxes" shall mean all amounts reimbursable pursuant to the preceding sentence. In addition, Taxes are separate and apart from Cost and are an addition to the Maximum Cost. Except in relation to Taxes, (the Maximum Cost may only be increased with Client's written consent.

Any amount not paid within thirty (30) days following delivery of an invoice by UPRR shall accrue interest at a rate of one percent (1%) per month or the maximum lawful rate, whichever is less. For purposes of this Agreement, "Cost" shall mean all costs and expenses paid to a UPRR Contractor for the performance of any of the Services, and all costs and expenses of tabor, travel, lodging, meals, supplies and material incurred for or in connection with UPRR's provision of the Services, including, without limitation, delivery charges, and UPRR's additives (includes direct and indirect labor additives and overhead) as set forth in Exhibit A. Notwithstanding the foregoing, additives are subject to periodic adjustments by UPRR in its sole discretion.

3.           Further Engagement. If Client elects to move forward with the Project after the Services are performed, the parties, may, but are not required to, negotiate a separate agreement for the design and/or construction of the Project and other activities.

4.           Ownership.    Any and all work product, ideas, inventions, innovations, or intellectual property produced by UPRR for Client during the provision of Services, including, but not limited to die specific items identified as deliverables on Exhibit A ("UPRR Proprietary Information") shall at all times remain solely with, and be the exclusive property of, UPRR. Subject to the terms and conditions of this Agreement, UPRR hereby grants to Client a non exclusive, non-transferable, limited license and right to use any UPRR Proprietary Information solely tit conned ion with the Project With respect to use of any UPRR Proprietary information by a Client that is deemed a government entity, including a State or federal entity, all UPRR ~~Pro~~pr~~ie~~t~~a~~ry Information shall be deemed confidential and propriety to the extent allowed by applicable law and any use, reproduction, release or disclosure of the UPRR Proprietary Information shaft be governed solely by the terms of this Agreement and shall be prohibited except to the extent expressly permitted by the terms of this Agreement.

5.           Confidential and Proprietary Information ("CP&I"). Client agrees to treat as confidential all information, in whatever form or medium, furnished or disclosed by UPRR, or any of its agents, to Client C&PI excludes information already known or developed by Client other man through a breach by Client of any of its obligations hereunder or from a third party known by Client, to be breaching a confidentiality duty to UPRR. With respect to use of any CP&I by a Client that is deemed a government entity, including a State or federal entity, all UPRR Proprietary Information shall be deemed confidential and propriety to the extent allowed by applicable law and any use, reproduction, release or disclosure of any CP&I shall be governed solely by the terms of this Agreement and shall be prohibited except to the extent expressly permitted by the terms of this Agreement In the event Client is required by law, regulation or legal process to disclose any of CP&I, Client agrees to (i) give UPRR advance notice prior to disclosure so UPRR may contest the disclosure or seek a protective order, and (ii) limit the disclosure to minimum amount that is legally required to be disclosed. Further, the deliverables noted on Exhibit A may be disclosed to other governmental entities that have a need-to-know in connection with the development of the Project.

6.           Warranty.    THE SERVICES, INCLUDING WITHOUT LIMIATION THE INFORMATION PROVIDED TO CLIENT BY UPRR HEREUNDER ARE PROVIDED "AS 1ST.   UPRR MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT   TO    THE    SERVICES,    INCLUDING    WITHOUT    LIMITATION    THE WARRANTIES OF MERCHANTABILITY OR WARRANTIES OF FITNESS  FOR A PARTICULAR PURPOSE.     UPRR DOES  NOT  WARRANT THE  ACCURACY  OR COMPLETENESS   OF   ANY   INFORMATION   PROVIDED   TO   CLIENT   BY   UPRR HEREUNDER.

7.            Limitation of Liability. UPRR'S AGGREGATE LIABILITY UNDER THIS AGREEMENT, WHETHER FOR BREACH OR IN TORT OR OTHERWISE, IS LIMITED TO THE FEES PAID BY CLIENT FOR THE SPECIFIC SERVICE(S) DIRECTLY GIVING RISE TO SUCH LIABILITY. IN NO EVENT SHALL UPRR BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR THE LIKE, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER CLIENT HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATIONS OF LIABILITY REFLECT THE ALLOCATION OF RISK BETWEEN THE PARTIES. THE LIMITATIONS SPECIFIED IN THIS SECTION WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

8.              Term. The term of this Agreement shall commence on the Effective Date and shall expire upon UPRR's completion of Services ("Term"), unless earlier terminated by the parties. This Agreement may be terminated immediately by UPRR at any time if Client breaches any provision herein.

9.             Governing Law. The parties mutually acknowledge and agree that this Agreement shall be construed and enforced in accordance with the laws of the State of Nebraska, without regard to any conflict-of-law provisions. The parties agree that in any dispute exclusive jurisdiction and venue shall be in the state and federal courts of Nebraska. The parties mutually acknowledge and agree that they shall not raise in connection therewith, and hereby waive, any defenses based upon venue, inconvenience of forum or lack of personal jurisdiction in any action or suit brought in accordance with the foregoing.

l0.            Injunctive Relief. Client acknowledges and agrees that if it breaches any obligations hereunder, UPRR may suffer immediate and irreparable harm, for which monetary damages atone shall not be a sufficient remedy, and that, in addition to all other remedies that UPRR may have, UPRR shall be entitled to seek injunctive relief, specific performance or any other form of relief in a court of competent jurisdiction, including, but not limited to, equitable relief, ta remedy a breach or threatened breach hereof by Client and to enforce this Agreement, and Client hereby waives any and all defenses and objections it may have on grounds of jurisdiction and venue, including, but not limited to, lack of personal jurisdiction and improper venue, and waives any requirement for the securing or posting of any bond in connection with such remedy.

11.            Appropriations. Client represents to UPRR that Client appropriated funds sufficient to pay UPRR the Maximum Amount plus Taxes, and will have appropriated funds to pay UPRR for any increase to the Maximum Amount plus Taxes subsequently approved by Client

12.            General. Client may not assign this Agreement or any of its respective rights or obligations hereunder, without the prior written consent of UPRR. This is the entire agreement between the parties regarding the Services. Headings are for ease of reference only, and are not part of the Agreement

(Signature Block on Following Page)

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

UNION PACIFIC RAILROAD COMPANY	LAS VEGAS RAILWAY EXPRESS, INC.

By: /s/ John Rebensdorf	By: /s/ Michael Barron

Title: VP Network Planning and Operations	Title: CEO

EXHIBIT A

SCOPE OF SERVICES/REIMBURSABLE COSTS/DEPOSIT

A.	Services. Client shall reimburse UPRR for the Costs associated with the following Services relating to LJPRR's evaluation of the Project:

	•	Conference call participation

	•	On-site visits (hy-rails)

	•	Attendance at public meetings

	•	Attendance at project meetings

	•	RTC model development

	•	RTC model application (running the model)

	•	RTC report preparation

	•	Preliminary engineering

	•	Real estate investigation and analysis

	•	Development of infrastructure requirements and costs

	•	Relocation option and alternative alignment analysis

B.	Deliverables.

	•	An initial capacity analysis identifying recommended infrastructure requirements to enable proposed passenger train operation on UPRR-owned corridor, consistent with UPRR's passenger principles.

	•	Preliminary cost estimates

Note: Infrastructure requirements and preliminary cost estimates are intended for high level feasibility study and are subject to further analysis and review as the process continues.

C.	Deposit Amount: TBD

D.	UPRR's Additives 66.1%